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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                            RIDDELL SPORTS INC.
       --------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          DELAWARE                             22-2890400
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(State of incorporation or organization)     (I.R.S. Employer
                                             Identification No.)

900 THIRD AVENUE, 27TH FLOOR, NEW YORK, NEW YORK       10022
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(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered

     COMMON STOCK PAR VALUE                       AMERICAN STOCK EXCHANGE
     $0.01 PER SHARE
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
          (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                             None
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                         (Title of class)


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Company's Common Stock, par value $0.01 per share, is contained in a Registration Statement filed with the Securities Exchange Commission (File No. 33-40488) under Section 12 of the Exchange Act and declared effective on June 28, 1991, and includes any amendment or report filed for the purpose of updating such description. This description is incorporated herein by reference.

Item 2.  Exhibits.

     1.   Amended Articles of Incorporation *
     2.   First Amended and Restated Bylaws**
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*    Incorporated by reference to the Company's Form 10-Q dated November
     11, 1996.
** Incorporated by reference to the Company's Form 10-K for the year ended December 31, 1995.


                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   Riddell Sports Inc.

Date: November 18, 1998                      By: /s/ DAVID MAUER
                                             ----------------------------
                                             David Mauer
                                             Chief Executive Officer